                                                               EXHIBIT 99(a)(10)



                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


         THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, NY 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law and under authority contained in Article THIRTEENTH of the Articles of Incorporation of the Corporation, the full Board of Directors by resolution adopted at a meeting duly convened and held on June 6, 2002 redesignated the Corporation's previously designated twelve billion shares (12,000,000,000) of Common Stock, par value $.001 per share, having an aggregate par value of twelve million ($12,000,000.00) as Class I shares and designated and classified in twenty three portfolios.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of redesignating the Corporation's classes of Common Stock.

         FOURTH: Pursuant to the requirements of Section 2-105(c) of the Maryland General Corporation Law and under authority contained in Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors by resolution adopted at a meeting duly convened and held on June 6, 2002 increased the total number of shares of common stock which the Corporation shall have the authority to issue from twelve billion (12,000,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of twelve million ($12,000,000.00) and designated and classified in twenty-three portfolios to twenty-four billion (24,000,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of twenty four million ($24,000,000.00) and designated and classified in twenty-three portfolios.

         FIFTH: Article FIFTH, Section 3 of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

         Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of

Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualification, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying unissued shares in the aforesaid manner, one or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has designated twenty-three portfolios of the Corporation. The names of such classes and the number of shares of Common Stock classified and allocated to these classes are as follows:

NAME OF CLASS                                                   NUMBER OF SHARES OF COMMON STOCK
                                                                CLASSIFIED AND ALLOCATED

Money Market Portfolio Class I                                  1,000,000,000
Money Market Portfolio Class II                                 1,000,000,000
Core Plus Fixed Income Portfolio Class I                        500,000,000
Core Plus Fixed Income Portfolio Class II                       500,000,000
High Yield Portfolio Class I                                    500,000,000
High Yield Portfolio Class II                                   500,000,000
International Fixed Income Portfolio Class I                    500,000,000
International Fixed Income Portfolio Class II                   500,000,000
Emerging Markets Debt Portfolio Class I                         500,000,000
Emerging Markets Debt Portfolio Class II                        500,000,000
Balanced Portfolio Class I                                      500,000,000
Balanced Portfolio Class II                                     500,000,000
Multi-Asset-Class Portfolio Class I                             500,000,000
Multi-Asset-Class Portfolio Class II                            500,000,000
Equity Growth Portfolio Class I                                 500,000,000
Equity Growth Portfolio Class II                                500,000,000
Value Portfolio Class I                                         500,000,000
Value Portfolio Class II                                        500,000,000
Core Equity Portfolio Class I                                   500,000,000
Core Equity Portfolio Class II                                  500,000,000
Mid Cap Growth Portfolio Class I                                500,000,000
Mid Cap Growth Portfolio Class II                               500,000,000
Mid Cap Value Portfolio Class I                                 500,000,000
Mid Cap Value Portfolio Class II                                500,000,000
U.S. Real Estate Portfolio Class I                              500,000,000
U.S. Real Estate Portfolio Class II                             500,000,000
Global Value Equity Portfolio Class I                           500,000,000
Global Value Equity Portfolio Class II                          500,000,000
International Magnum Portfolio Class I                          500,000,000
International Magnum Portfolio Class II                         500,000,000
Emerging Markets Equity Portfolio Class I                       500,000,000

Emerging Markets Equity Portfolio Class II                      500,000,000
Asian Equity Portfolio Class I                                  500,000,000
Asian Equity Portfolio Class II                                 500,000,000
Latin American Portfolio Class I                                500,000,000
Latin American Portfolio Class II                               500,000,000
Active International Allocation Portfolio Class I               500,000,000
Active International Allocation Portfolio Class II              500,000,000
Technology Portfolio Class I                                    500,000,000
Technology Portfolio Class II                                   500,000,000
Targeted Duration Portfolio Class I                             500,000,000
Targeted Duration Portfolio Class II                            500,000,000
Investment Grade Fixed Income Portfolio Class I                 500,000,000
Investment Grade Fixed Income Portfolio Class II                500,000,000
Capital Preservation Portfolio Class I                          500,000,000
Capital Preservation Portfolio Class II                         500,000,000


         SIXTH: Such shares have been duly authorized and classified by the Board of Directors pursuant to authority and power contained in Section 2-105(c) of the Maryland General Corporation Law and the Corporation's Articles of Incorporation.

         SEVENTH: The description of the shares of stock designated and classified as set forth above, including any preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth in the Articles of Incorporation and has not changed in connection with these Articles of Amendment to the Articles of Incorporation.

         EIGHTH: Immediately before the redesignation of shares and the increase in authorized shares, the Corporation had the authority to issue twelve billion (12,000,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of twelve million ($12,000,000.00) and designated and classified in twenty-three portfolios as follows:

                                                      Number of Shares
                                                      of Common Stock
Name of Class                                         Classified and Allocated
-------------                                         ------------------------
Money Market Portfolio                                   1,000,000,000
Core Plus Fixed Income Portfolio                           500,000,000
High Yield Portfolio                                       500,000,000
International Fixed Income Portfolio                       500,000,000
Emerging Markets Debt Portfolio                            500,000,000
Balanced Portfolio                                         500,000,000
Multi-Asset-Class Portfolio                                500,000,000
Equity Growth Portfolio                                    500,000,000
Value Portfolio                                            500,000,000
Core Equity Portfolio                                      500,000,000
Mid Cap Growth Portfolio                                   500,000,000

Mid Cap Value Portfolio                                    500,000,000
U.S. Real Estate Portfolio                                 500,000,000
Global Value Equity Portfolio                              500,000,000
International Magnum Portfolio                             500,000,000
Emerging Markets Equity Portfolio                          500,000,000
Latin American Portfolio                                   500,000,000
Active International Allocation Portfolio                  500,000,000
Technology Portfolio                                       500,000,000
Targeted Duration Portfolio                                500,000,000
Investment Grade Fixed Income Portfolio                    500,000,000
Asian Equity Portfolio                                     500,000,000
Capital Preservation Portfolio                             500,000,000


                            [Signature Page Follows]


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                  IN WITNESS WHEREOF, The Universal Institutional Funds, Inc.
has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 27th day of June, 2002.


                           THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


                                       By:   /s/ Ronald E. Robison
                                             ------------------------------
                                             Ronald E. Robison
                                             President

[SEAL]

Attest:


By: /s/ Mary E. Mullin
---------------------------------
Mary E. Mullin
Secretary


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                  THE UNDERSIGNED, President of The Universal Institutional
Funds, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                            /s/ Ronald E. Robison
                                            ----------------------------------
                                            Ronald E. Robison
                                            President